Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

SOUFUN HOLDINGS LIMITED

and

THE OTHER PARTIES NAMED HEREIN

Dated: August 13, 2010

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated August 13, 2010 and effective as of the Effective Date (this “Agreement”), among SouFun Holdings Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”), General Atlantic Mauritius Limited, a Mauritius private company limited by shares (“General Atlantic”) and Hunt 7-A Guernsey L.P. Inc. (“Hunt 7-A”), Hunt 7-B Guernsey L.P. Inc. (“Hunt 7-B”), and Hunt 6-A Guernsey L.P. Inc. (“Hunt 6-A” and, together with Hunt 7-A and Hunt 7-B, “Apax”).

WHEREAS, pursuant to the Share Purchase Agreement, dated the date hereof (the “Purchase Agreement”), by and among Telstra International Holdings Limited, a company organized and existing under the laws of Bermuda (“Telstra”), General Atlantic, Apax, Next Decade Investments Ltd., a limited liability company incorporated in the British Virgin Islands (the “Management Holder”), and Digital Link Investments Limited, a limited liability company incorporated in the British Virgin Islands (the “Digital Link Holder”), Telstra has agreed to sell certain shares of the Company to General Atlantic, Apax, Management Holder and Digital Link Holder; and;

WHEREAS, in order to induce each of General Atlantic and Apax to purchase the Class A Ordinary Shares pursuant to the Purchase Agreement from Telstra, the Company has agreed to grant each of General Atlantic and Apax the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“ADSs” means American Depositary Shares, each of which will represent Class A Ordinary Shares.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Apax” has the meaning set forth in the preamble to this Agreement.

“Apax Representative” means the Apax Shareholder appointed and notified to the Company from time to time by the Apax Shareholders holding a majority of the Registrable Securities held by all Apax Shareholders to act on behalf of the Apax Shareholders under this Agreement. The initial Apax Representative shall be Hunt 7-B.

“Apax Shareholders” means Hunt 7-A, Hunt 7-B, and Hunt 6-A, any Subsequent Purchaser that is an Affiliate of Apax, and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Approved Underwriter” has the meaning set forth in Section 3(e) of this Agreement.

“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company as in effect on the IPO Effectiveness Date, as the same may be amended from time to time.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, Hong Kong or the People’s Republic of China are authorized or required by law or executive order to close.

“Class A Ordinary Share Equivalent” means any security or obligation that is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Class A Ordinary Shares, including, without limitation, any option, warrant or other subscription or purchase right with respect to Class A Ordinary Shares or any Class A Ordinary Share Equivalent.

“Class A Ordinary Shares” means the Class A Ordinary Shares, par value HK$1.00 per share, of the Company or any other share capital of the Company into which such stock is reclassified or reconstituted and any other ordinary shares of the Company.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination: (a) if the Registrable Securities are listed on a national securities exchange in the United States, the closing price per share of a Registrable Security on such date published on Bloomberg or, if no such closing price on such date is published on Bloomberg, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange in the United States on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market LLC or such other system then in use; or (c) if on any such date the Registrable Securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Registrable Securities selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally-recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 p.m. New York City time.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Holder” means each of the General Atlantic Shareholders and the Apax Shareholders.

“Determination Date” has the meaning set forth in Section 5(e) of this Agreement.

“Digital Link Holder” has the meaning set forth in the recitals to this Agreement.

“Disclosure Package” means, with respect to any offering of securities (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Date” means the Closing Date, as such term is defined in the Purchase Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Act Registration” means the date the Company becomes a reporting company under the Exchange Act.

“F-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“F-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“General Atlantic” has the meaning set forth in the preamble to this Agreement.

“General Atlantic Representative” means the General Atlantic Shareholder appointed and notified to the Company from time to time by the General Atlantic Shareholders holding a majority of the Registrable Securities held by all General Atlantic Shareholders to act on behalf of the General Atlantic Shareholders under this Agreement. The initial General Atlantic Representative shall be General Atlantic.

“General Atlantic Shareholders” means General Atlantic, any Subsequent Purchaser that is an Affiliate of General Atlantic, and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Hunt 6-A” has the meaning set forth in the preamble to this Agreement.

“Hunt 7-A” has the meaning set forth in the preamble to this Agreement.

“Hunt 7-B” has the meaning set forth in the preamble to this Agreement.

“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

“Initial Public Offering” means an underwritten initial public offering of ADSs of the Company pursuant to an effective Registration Statement filed under the Securities Act.

“Initiating Holders” has the meaning set forth in Section 3(a) of this Agreement.

“Inspector” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Liability” has the meaning set forth in Section 8(a) of this Agreement.

“Management Holder” has the meaning set forth in the recitals to this Agreement.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding ten (10) days on which the relevant securities exchanges or trading systems are open for trading.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(d) of this Agreement.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(d) of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Registrable Securities” means any Class A Ordinary Shares currently held or hereafter acquired by the Designated Holders and any other securities issued or issuable with respect to any such Class A Ordinary Shares by way of share split, share dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Expenses” has the meaning set forth in Section 7(d) of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Holders’ Counsel” has the meaning set forth in Section 7(a)(i) of this Agreement.

“Shelf Holder” has the meaning set forth in Section 5(d) of this Agreement.

“Shelf Take-Down” has the meaning set forth in Section 5(d) of this Agreement.

“Subsequent Purchaser” means any Affiliate of a Designated Holder that, after the date hereof, acquires any Class A Ordinary Shares or Class A Ordinary Share Equivalents.

“Telstra” has the meaning set forth in the recitals to this Agreement.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 5(d) of this Agreement.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 5(d) of this Agreement.

“Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

2. Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

3. Demand Registration.

(a) Request for Demand Registration. At any time commencing one hundred and eighty (180) days after the IPO Effectiveness Date, each of the Designated Holders (each, an “Initiating Holder” and collectively, the “Initiating Holders”) may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form F-4, S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect:

(i) more than two such Demand Registrations for the General Atlantic Shareholder as a group and more than two such Demand Registrations for the Apax Shareholders as a group;

(ii) a Demand Registration if the Initiating Holder(s), together with the other Designated Holders that include Registrable Securities in the Demand Registration pursuant to Section 4, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than US$20,000,000;

(iii) a Demand Registration in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) a Demand Registration if the Initiating Holder(s) may dispose of shares of Registrable Securities pursuant to a Registration Statement on Form F-3 pursuant to a request made under Section 5 hereof;

(v) a Demand Registration in any jurisdiction other than the jurisdiction(s) in which the Company has already effected a registered public offering of its equity securities;

(vi) a Demand Registration during the period ending on the date six (6) months immediately following the effective date of any Registration Statement pertaining to Class A Ordinary Shares or ADSs (other than a Registration Statement on Form S-4 or F-4 or any successor thereto or a Registration Statement with respect to an employee benefit plan (including Form S-8 or any successor thereto)); or

(vii) a Demand Registration if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice to the General Atlantic Representative (on behalf of the General Atlantic Shareholders) or the Apax Representative (on behalf of the Apax Shareholder), as applicable, of its bona fide intention to effect the filing of a Registration Statement with the Commission within thirty (30) days of receipt of such request (other than with respect to a Registration Statement on Form S-4 or F-4 or any successor thereto, a Registration Statement with respect to an employee benefit plan (including Form S-8 or any successor thereto) or any other registration which is not appropriate for the registration of Registrable Securities).

For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would (i) be seriously detrimental to the Company or (ii) require the disclosure of important confidential information that the Company has a material business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction (a “Valid Business Reason”), then the Company may (i) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days; and (ii) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice to the General Atlantic Representative or the Apax Representative, as applicable, on behalf of the Initiating Holder of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Effective Demand Registration. Subject to the postponement provisions in Section 3(a), the Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than ninety (90) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred and eighty (180) days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holder(s) and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder(s).

(c) Expenses. The Company shall pay up to US$100,000 of Registration Expenses in connection with any single Demand Registration. Any Registration Expenses in connection with a Demand Registration that is in excess of US$100,000 shall be borne and paid by all of the holders of the securities to be included in such Demand Registration, pro rata based on the value of the Registrable Securities being sold by each holder.

(d) Underwriting Procedures. If the Company or the Initiating Holder(s) holding a majority of the Registrable Securities held by all Initiating Holder(s) so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(e). If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering exceeds the number that can be reasonably sold in such offering, then the Company shall be required to include in such registration, to the extent of the amount that the Approved Underwriter believes may be reasonably sold, first, all of the Registrable Securities to be offered for the account of the Initiating Holders, pro rata based on the number of Registrable Securities owned by each such Initiating Holder, second, all of the securities of the shareholders of the Company that are not Initiating Holders (and who requested to participate in such registration) as a group, pro rata based on the number of Class A Ordinary Share Equivalents then owned by each such shareholders and third, all of the securities to be offered for the account of the Company.

(e) Selection of Underwriters. If any Demand Registration or F-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Initiating Holders or the F-3 Initiating Holders, as applicable, shall be entitled to select and obtain an investment banking firm or firms of international reputation to act as the managing underwriters of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter(s) selected by the Initiating Holders or the F-3 Initiating Holders, as applicable, shall, in all cases, be subject to the consent of the Company, which consent shall not be unreasonably withheld.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering (i) by the Company for its own account (other than a Registration Statement on Form F-4, S-4 or S-8 or any successor thereto) or (ii) for the account of any shareholder of the Company (including without limitation an Initiating Holder pursuant to Section 3, but excluding for the account of an F-3 Initiating Holder, which shall be governed exclusively by Section 5) (in each case, an “Incidental Registration”), then the Company shall give written notice of such proposed filing to the General Atlantic Representative (on behalf of the General Atlantic Shareholders) and the Apax Representative (on behalf of the Apax Shareholders) at least thirty (30) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer the Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (a “Notice of Incidental Registration”). Upon the written request of any Designated Holder (made through the General Atlantic Representative or the Apax Representative, as applicable) made within twenty-five (25) days after receipt of a Notice of Incidental Registration (which request shall specify the Registrable Securities intended to be disposed of by such Designated Holder), the Company shall use its commercially reasonable efforts to permit or, in the case of a proposed underwritten offering, cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other shareholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. In the case of an offering by the Company for its own account or for the account of any shareholder of the Company (other than for an Initiating Holders in connection with a Demand Registration pursuant to Section 3 or an F-3 Initiating Holder in connection with a F-3 Registration pursuant to Section 5), if the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would exceed the number that can be reasonably sold in such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be reasonably sold, first, all of the securities to be offered for the account of the Company (but only in the case of a Company initiated Incidental Registration), or the account of the shareholder that initiated the Incidental Registration, as the case may be, second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any securities to be offered for the account of the Company (but only in the case of an Incidental Registration initiated by a shareholder) and any other securities requested to be included in such offering; and any securities so excluded shall be withdrawn from and shall not be included in the Incidental Registration. For the avoidance of doubt and notwithstanding anything to the contrary set forth in this Section 4(a), (i) in the case of a Demand Registration pursuant to Section 3, to the extent that there is any cutback in the number of shares sold in such offering, such cutback shall be governed by Section 3(d) and (ii) in the case of a F-3 Registration pursuant to Section 5, to the extent that there is any cutback in the number of shares sold in such offering, such cutback shall be governed by Section 5(b).

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4.

5. Form F-3 Registration.

(a) Request for a Form F-3 Registration. As long as the Company is eligible to use Form F-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, subject to Section 5(c) hereof, in the event that the Company shall receive from any of the General Atlantic Shareholders or the Apax Shareholders (each, an “F-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form F-3 (or any successor form then in effect) (an “F-3 Registration”), all or a portion of the Registrable Securities owned by such F-3 Initiating Holders, the Company shall give written notice of such request to the General Atlantic Representative (on behalf of the General Atlantic Shareholder) and the Apax Representative (on behalf of the Apax Shareholders) (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form F-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing provided by the General Atlantic Representative or the Apax Representative, as applicable, to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. If requested by the F-3 Initiating Holders, such F-3 Registration shall be for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and/or (ii) if the Company is a Well-Known Seasoned Issuer, such F-3 Registration shall be on an Automatic Shelf Registration Statement. With respect to each F-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the F-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty five (45) days (or, in the case of an Automatic Shelf Registration Statement, fifteen (15) Business Days) after it receives a request therefor and (y) include in such F-3 Registration the Registrable Securities of the Designated Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the F-3 Initiating Holders included therein.

(b) Form F-3 Underwriting Procedures. If the F-3 Initiating Holders holding a majority of the Registrable Securities held by all of the F-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such F-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(d). In connection with any F-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the F-3 Initiating Holders, and then only in such quantity as such underwriter believes do not exceed the number that can be reasonably sold in such offering by the F-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the F-3 Initiating Holders and the other Designated Holders have requested to be included would exceed the number that can be reasonably sold in such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may reasonably be sold, first, all of the Registrable Securities to be offered for the account of the F-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such F-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering; and any securities so excluded shall be withdrawn from and shall not be included in the F-3 Registration.

(c) Limitations on Form F-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (i) postpone filing a Registration Statement relating to a F-3 Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (ii) in case a Registration Statement has been filed relating to a F-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice to the General Atlantic Representative or the Apax Representative, as applicable, on behalf of the F-3 Initiating Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a):

(i) within one hundred thirty five (135) days after the effective date of any other Registration Statement of the Company (other than a registration on Form S-4 or F-4 or any successor thereto or a registration with respect to an employee benefit plan (including Form S-8 or any successor thereto));

(ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to Section 5(a);

(iii) if Form F-3 is not available for such offering by the F-3 Initiating Holders;

(iv) if the F-3 Initiating Holders, together with the Designated Holders registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of the request by the F-3 Initiating Holders for the F-3 Registration) to the public of less than US$5,000,000;

(v) if the Company, within ten (10) days of the receipt of the request of the F-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within thirty (30) days of receipt of such request (other than with respect to a Registration Statement on a Form S-4 or Form F-4 or any successor thereto, a Registration Statement with respect to an employee benefit plan (including Form S-8 or any successor thereto) or any other registration which is not appropriate for the registration of Registrable Securities); or

(vi) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(d) (i) Any Designated Holder included in a F-3 Registration (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 5(d) shall apply.

(ii) If a Shelf Holder so elects in a written request delivered to the Company by the General Atlantic Representative or the Apax Representative, as applicable (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable. Such initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders and shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 5(b) shall apply with respect to the rights of the Shelf Holders to participate in any Underwritten Shelf Take-Down.

(iii) If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), such Shelf Holder shall so indicate in a written request delivered to the Company no later than one Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and, if necessary, the Company shall file and effect an amendment or supplement to its F-3 Registration for such purpose as soon as practicable.

(iv) All determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down shall be at the discretion of the applicable Shelf Holder.

(e) Expenses. The Company shall pay up to US$100,000 of Registration Expenses in connection with any single F-3 Registration. Any Registration Expenses in connection with an F-3 Registration that are in excess of US$100,000 shall be borne and paid by all of the holders of the securities to be included in such F-3 Registration, pro rata based on the value of the Registrable Securities being registered.

(f) Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to the General Atlantic Representative (on behalf of the General Atlantic Shareholders) and the Apax Representative (on behalf of the Apax Shareholders) as promptly as practicable but in no event later than 10 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than fifteen (15) days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), (A) at least 10 days prior to such Determination Date, the Company shall give written notice thereof to the General Atlantic Representative (on behalf of the General Atlantic Shareholders) and the Apax Representative (on behalf of the Apax Shareholders) as promptly as practicable and (B) shall file a Registration Statement on an appropriate form (or a post effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use reasonable best efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than 30 days) after the date the Automatic Shelf Registration Statement is no longer useable to sell Registrable Securities.

(g) No Demand Registration. No registration requested by any F-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreement. Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form F-4, S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, or before using any Free Writing Prospectus, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Selling Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Selling Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus and each Free Writing Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred eighty (180) days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that if the F-3 Initiating Holders have requested that an F-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then such hundred eighty (180) day period shall be extended, if necessary, to keep the Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time until all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), any other prospectus filed under Rule 424 under the Securities Act, any documents incorporated by reference into the Registration Statement or prospectus and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller. In addition, upon request, the Company shall furnish to Selling Holder’s Counsel a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental entity or self regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any Registration Statement is required to remain effective in accordance with Section 7(a)(ii) above, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities (i) of any request of the Commission or any other governmental or regulatory body for any amendment of or supplement to any Registration Statement or other document related to an offering and (ii) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement or any Free Writing Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and in the event of any such notice, the Company shall promptly prepare a supplement or amendment to the Registration Statement, the prospectus or Free Writing Prospectus, as the case may be, and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, prospectus or Free Writing Prospectus, as the case may be, as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus or Free Writing Prospectus, as the case may be, shall comply with the requests of the Commission or such other governmental or regulatory body or shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in reasonable and customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be, provided that each Designated Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii) make available at times and places reasonably acceptable to the Company for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Selling Holders’ Counsel and any attorney, accountant or other advisor retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent registered public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement. Records and other information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii) if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Selling Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of the Designated Holders participating in the registration (which request shall be made through the General Atlantic Representative or the Apax Representative, as applicable), on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(x) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the holders of the Registrable Securities covered by such Registration Statement, which Free Writing Prospectuses or other materials shall be subject to the review of Selling Holders’ Counsel;

(xi) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and Free Writing Prospectuses with the Commission;

(xii) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any offering covered thereby);

(xiii) comply with all applicable rules and regulations of the Commission;

(xiv) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(xv) keep Selling Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xvi) cooperate with each seller of Registrable Securities and any underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the relevant securities exchange or the Financial Industry Regulatory Authority;

(xvii) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the Approved Underwriter or Company Underwriter, if any, and the Designated Holders participating in such registration agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xviii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;

(xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the applicable registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(xx) to the extent reasonably requested by the Approved Underwriter or Company Underwriter, as the case may be, in connection with an underwritten offering (including a Underwritten Shelf Take-Down), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such underwritten offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(xxi) unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested; and

(xxii) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information.

(i) It shall be a condition precedent to the obligations of the Company to register the Registrable Securities of any Designated Holder that such Designated Holder shall furnish to the Company such information regarding such Designated Holder, the number of Registrable Securities held by them and the manner of distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(ii) In connection with any offering under any Registration Statement under this Agreement, each Designated Holder shall not use any Free Writing Prospectus required to be filed with the Commission without the prior written consent of the Company.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, then the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Registration Expenses. The Company shall pay all reasonable expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation: (i) Commission, securities exchange and Financial Industry Regulatory Authority registration and filing fees; (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement); (iii) all expenses in connection with the preparation, printing, filing and delivery of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification); (v) all fees of the depositary of the Company in connection with the deposit by any Designated Holder of their Class A Ordinary Shares in exchange for ADSs; (vi) all expenses with respect to a road show that the Company is obligated to participate in pursuant to the terms of this Agreement; and (vii) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or F-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s and sales commission or underwriter’s discount or commission relating to registration and sale of such Registrable Securities.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus or Free Writing Prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or otherwise included in the Disclosure Package or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus, final prospectus or Free Writing Prospectus or otherwise included in the Disclosure Package, in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders.

(b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement, prospectus or Free Writing Prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, or otherwise included in the Disclosure Package, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus (or Disclosure Package otherwise) relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) promptly after the Indemnified Party has actual knowledge of any action, suit, proceeding or investigation or threat thereof for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall have the option to assume the defense of such action or any litigation resulting therefrom at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by any Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the parties under this Section 8 shall be in addition to any liability which any party may otherwise have to any other Person.

(f) For the avoidance of doubt, the provisions of this Section 8 shall survive any termination of this Agreement.

(g) Each of the indemnified Persons referred to in this Section 8 shall be a third party beneficiary of the rights conferred to such Person in this Section.

9. Additional Covenants.

(a) Rule 144. The Company covenants that from and after the IPO Effectiveness Date or an Exchange Act Registration it shall use its best efforts to (i) file any reports and other documents required to be filed by it under the Exchange Act in a timely manner and (ii) take such further action as each Designated Holder may reasonably request (including, without limitation, providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable the holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act, or (y) any successor rules or regulations hereafter adopted by the Commission to such rules or regulations. The Company shall, upon the request of any Designated Holder, deliver to such holder a written statement as to whether it has complied with such requirements.

(b) ADSs. In the event that the Company pursues an offering or listing of ADSs in the United States, the Company will use its best efforts to file a Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Designated Holders to exercise their rights under, and sell their Registrable Securities in the United States in the manner contemplated by, Sections 3, 4 and 5 of this Agreement.

10. Non-U.S. Listings.

In the event that the Class A Ordinary Shares or ADSs are listed on any securities exchange outside the United States, the Company shall (a) use all reasonable and diligent efforts to cause all Registrable Securities to be approved for listing and freely tradeable on such stock exchange, subject to any lock-ups required pursuant to the rules and regulations of the relevant exchange or applicable securities law and (b) furnish to the Designated Holders such number of copies of prospectuses, Free Writing Prospectuses and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities by the Designated Holders on such exchange.

11. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Class A Ordinary Shares, (ii) any and all voting shares of the Company into which the Class A Ordinary Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Class A Ordinary Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

(c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) the General Atlantic Shareholders holding a majority of the Registrable Securities held by all General Atlantic Shareholders and (iii) the Apax Shareholders holding a majority of the Registrable Securities held by all Apax Shareholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 11(d), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent Purchaser as a party to this Agreement as a Designated Holder.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

(i)	if to the Company:

SouFun Holdings Limited
8th Floor, Tower 3, Xihuan Plaza
No. 1 Xizhimenwai Ave.
Xicheng District, Beijing 100044
People’s Republic of China
Facsimile: (8610) 5930 6137
Attention: Jill Jiao, Chief Counsel
and Investor Relations Officer

(ii)	if to the General Atlantic Shareholders:

General Atlantic Mauritius Limited
6th Floor, Tower A
1 CyberCity, Ebene
Mauritius
Fax: +230 403-6060
Attention: The Directors

With a copy (which shall not constitute notice) to:

c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telephone: (203) 629-8600
Facsimile: (203) 618-9207
Attention: David Rosenstein, Esq.

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: Matthew W. Abbott, Esq.

and

Paul, Weiss, Rifkind, Wharton & Garrison
12th Floor, The Hong Kong Club Building
3A Chater Road, Central
Hong Kong
Facsimile: (852) 2840-4300
Attention: Jeanette K. Chan, Esq.

(iii)	If to the Apax Shareholders

Hunt 7-A Guernsey L.P. Inc
Hunt 7-B Guernsey L.P. Inc
Hunt 6-A Guernsey L.P. Inc
Third Floor, Royal Bank Place
1 Glategny Esplanade
St Peter Port
Guernsey GY1 2HJ
Facsimile: +44 (0) 1481 810 099
Attention: Denise Fallaize

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: +1 (212) 455-2502
Attention: Ryerson Symons, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile. Any party may by notice given in accordance with this Section 11(e) designate another address or Person for receipt of notices hereunder.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure, as hereinafter provided, to the benefit of and be binding upon the successors and permitted assigns of the parties hereto who execute the joinder agreement in the form attached as Schedule 1 hereto. The Demand Registration rights and the F-3 Registration rights and related rights of the Designated Holders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is proposed to be transferred to an Affiliate of such Designated Holder, transferred to such Affiliate with written notice to the Company prior to or promptly after such transfer and (ii) with respect to any Registrable Security that is proposed to be transferred in all cases to a non-Affiliate, transferred only with the prior written consent of the Company, which consent shall not be unreasonably withheld. The incidental or “piggy-back” registration rights of the Designated Holders contained in Section 4 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(j).

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Purchase Agreement.

(p) Termination. If the Purchase Agreement terminates prior to Closing (as such term is defined in the Purchase Agreement) for any reason, then this Agreement shall automatically terminate and have no further force or effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

SOUFUN HOLDINGS LIMITED

By:	/s/ Vincent Tianquan Mo
Name:	Vincent Tianquan Mo
Title:	Executive Chairman

Signature Page	Registration Rights Agreement

GENERAL ATLANTIC MAURITIUS LIMITED

By:	/s/ Amit Gupta
Name:	Amit Gupta
Title:	Director

Signature Page	Registration Rights Agreement

SIGNED BY HUNT 7-A GP LIMITED
as general partner of
HUNT 7-A GUERNSEY L.P. INC

By:	/s/ David Critchlow
Name:	David Critchlow
Title:	Director

SIGNED BY HUNT 7-A GP LIMITED as general partner of
HUNT 7-B GUERNSEY L.P. INC

By:	/s/ David Critchlow
Name:	David Critchlow
Title:	Director

SIGNED BY HUNT 6-A GP LIMITED as general partner of
HUNT 6-A GUERNSEY L.P. INC

By:	/s/ David Critchlow
Name:	David Critchlow
Title:	Director

Signature Page	Registration Rights Agreement

Schedule 1

FORM OF JOINDER

THIS JOINDER is made on the          day of

BETWEEN

(1) [            ] of [            ] (the “New Party”);

AND

(2) THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1 HERETO (collectively the “Current Parties” and individually a “Current Party”);

AND

(3) SOUFUN HOLDINGS LIMITED, a company incorporated in the Cayman Islands and having its registered address at [            ] (the “Company”).

WHEREAS a Registration Rights Agreement was entered into on August 13, 2010 by and among, inter alia, the Current Parties and the Company (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms that it has been supplied with and acknowledges the terms therein.

NOW IT IS AGREED as follows:

1.	In this Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.

2.	The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Current Parties and the Company to be bound by the terms of the Registration Rights Agreement as a [ ] and as if it had been a party thereto from the outset and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

3.	Each of the Current Parties and the Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the intent and effect that the New Party shall be deemed, with effect from the date on which the New Party is executes this Joinder, to be a party to the Registration Rights Agreement as a [ ].

4.	This Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement”, and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.

5.	THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.	Section 11(j) of the Registration Rights Agreement shall apply to this Joinder and shall be incorporated herein by reference.

7.	The address of the undersigned for purposes of all notices under the Registration Rights Agreement is: [ ].

[NEW PARTY]

By:
Name:
Title:

2